UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2012

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, Harley L. Rollins advised the Board of Directors that he would resign from all of his positions with the Company and its subsidiaries, including as Chief Executive Officer and Chief Financial Officer of the Company. Mr. Rollins’ resignation will be effective April 30, 2012. Mr. Rollins’ determination to resign as Chief Executive Officer and Chief Financial Officer is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company is currently considering various alternatives in its search for Mr. Rollins’ replacement; however, as of the date of this Current Report, a decision on this matter has not been made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: March 30, 2012	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Executive Officer

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